UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 25, 2013
Carriage Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-11961 (Commission File Number)	76-0423828 (I.R.S. Employer Identification No.)

3040 Post Oak Boulevard, Suite 300
Houston, Texas 77056
(713) 332-8400

(Address of Principal Executive Offices, Including Zip Code)

Not Applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry Into a Material Definitive Agreement
As previously disclosed, on August 30, 2012, Carriage Services, Inc. (the “Company”) entered into a secured bank credit facility (the “Credit Agreement”) with Bank of America, N.A. as the Administrative Agent with $105 million available under a revolving credit facility and $130 million available as part of a term loan facility.
On April 24, 2013, the Company entered into a third amendment to the Credit Agreement (the “Third Amendment”) which provides for an increase in the revolving credit commitments under the Credit Agreement from $105 million to $125 million and a decrease in the interest rate margin.
Under the Credit Agreement, outstanding borrowings bear interest at either a prime rate or a LIBOR rate, plus an applicable margin based upon the Company's leverage ratio. The Third Amendment decreases the applicable margin for the Company's outstanding borrowings (for both prime rate and LIBOR base rates) by 50 basis points at each leverage ratio threshold.
The Third Amendment also contains amendments which (a) allow the Company to issue subordinated debt or convertible subordinated debt in an amount not to exceed $100 million, (b) provide the Company with the ability to repurchase up to $15 million worth of stock-based employee awards, and (c) allow for the Company to refinance its existing convertible junior subordinated debentures with the proceeds of certain issuances of subordinated debt or convertible subordinated debt.
The foregoing description is a summary of the material terms of the Third Amendment and is not complete and is qualified in its entirety by reference to the full text of the Third Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The description of the Third Amendment set forth above under Item 1.01 above is incorporated by reference into this Item 2.03.
Item 7.01    Regulation FD
On April 24, 2013, the Company issued a News Release announcing that the Company entered into the Third Agreement. A copy of the News Release is furnished as Exhibit 99.1 to this Form 8-K.
In accordance with General Instruction B.2 of Form 8-K, the information presented herein under Item 7.01 and set forth in the attached Exhibit 99.1 is deemed to be “furnished” solely pursuant to Item 7.01 of this report and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information or the exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.
Item 9.01     Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Third Amendment to Credit Agreement, dated April 24, 2013, by and among the Company, Bank of America, N.A., as Administrative Agent, and the other lenders party thereto.

99.1	Press Release dated April 25, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CARRIAGE SERVICES, INC.

Dated: April 25, 2013	By:	/s/ Melvin C. Payne
	Name:	Melvin C. Payne
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Third Amendment to Credit Agreement, dated April 24, 2013, by and among the Company, Bank of America, N.A., as Administrative Agent, and the other lenders party thereto.

99.1	Press Release dated April 25, 2013.